Exhibit 99.1

Fathom Holdings Enters Title Insurance Sector,

Signs Definitive Agreement to Acquire Verus Title

Acquisition Expands Fathom’s Offerings in Residential Real Estate Market

with Innovative Technology-based Provider

Addition of Title Insurance Services Gives Fathom Agents

Distinct Competitive Advantage

CARY, N.C., November 5, 2020 – Fathom Holdings Inc. (Nasdaq: FTHM), a holding company that primarily operates through its wholly owned subsidiary, Fathom Realty, LLC, a national, cloud-based, technology-driven, residential real estate brokerage, today announced it has signed a definitive agreement to acquire Verus Title Inc., expanding its residential real estate offerings to include title insurance services.

Fathom’s acquisition of Verus Title, which is anticipated to be immediately accretive, is expected to be completed in the fourth quarter of 2020, after which time Verus Title will operate as a wholly owned subsidiary of Fathom Holdings under its present management team, led by its founder and CEO Paul Yurashevich, who will report directly to Fathom President Marco Fregenal.

Based in North Carolina, Verus Title is a technology-based provider of title insurance services for the residential real estate market. The company currently operates in 19 states, utilizing a virtual model with minimal offices, with plans for a full U.S. rollout over the long-term.

Verus Title works directly with licensed real estate agents, allowing them to better serve their customers by streamlining the home buying and selling process, providing the convenience of a secure online platform and a mobile app that enhances speed and service and reduces costs. The company has relationships with some of the nation’s leading underwriters, including WFG, Fidelity, Stewart, and others.

“Adding Verus Title to Fathom Holdings should give our agents yet another competitive advantage that enables them serve consumers with additional, cost effective services, while increasing revenue per transaction,” said Joshua Harley, Fathom’s Chief Executive Officer. “Verus will serve as our branded title and settlement solution, bringing greater value to all of our stakeholders. The transaction represents a perfect example of the kind of vertical integration that should allow us to continue our growth trajectory. As the founder of Verus Title, Paul built what we believe is a solid, high-growth, and profitable business. He is an exceptional leader who is driven to win and shares our passion for serving others. Verus also shares our culture of success, and we welcome their team to the Fathom family.”

“Verus Title’s mission has always been to enhance the process of completing a home purchase by enabling agents, as well as lenders, to serve clients in new, more highly efficient ways through the use of technology,” added Yurashevich. “We believe that being part of Fathom Holdings will enable us to rapidly grow our revenue and expand market penetration, as we bring greater value to agents, as well as to homebuyers and sellers. Fathom’s operational philosophy is very similar to ours, with a laser focus on technology and streamlining operations, while serving the client, Realtors and lenders. We are excited to join Fathom and become an integral part of an organization that we believe is truly revolutionizing residential real estate.”

About Fathom Holdings Inc.

Fathom Holdings Inc. is the parent company of Fathom Realty Holdings, LLC, a national, virtual, full-service real estate brokerage that leverages proprietary cloud-based software called IntelliAgent to operate a Platform as a Service model (PaaS) for the residential real estate industry. Fathom offers real estate professionals 100% commission, small flat-fee transaction costs, support, technology, and training, all powered by best in class operational efficiencies. For more information visit www.fathomrealty.com.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements,” including, but not limited to, the timing of closing the Verus Title transaction, a full U.S. rollout of title insurance services, increasing revenue per transaction and continuing Fathom’s growth trajectory. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including: risks associated with making and integrating acquisitions; risks in effectively managing rapid growth in our business; reliance on key personnel; technology risks; competitive risks; and the others set forth in the Risk Factors section of the Company’s registration statement for its initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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Investor Relations and Media Contacts:

Roger Pondel/Laurie Berman

PondelWilkinson Inc.

investorrelations@fathomrealty.com

(310) 279-5980

Marco Fregenal
President and CFO

Fathom Holdings Inc.
investorrelations@fathomrealty.com
(888) 455-6040